UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2012 (May 9, 2012)

Glimcher Realty Trust

(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A

(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01           Other Events.

On May 9, 2012, the Executive Committee of the Board of Trustees of Glimcher Realty Trust (the “Company”) voted unanimously to withdraw Proposal 7 from consideration for approval at the Company’s 2012 Annual Meeting of Shareholders, scheduled to be held on Thursday, May 10, 2012.  The withdrawn proposal sought common shareholder approval for an amendment to the Company’s Amended and Restated Declaration of Trust to increase the number of authorized shares of beneficial interest from 250,000,000 to 350,000,000.  The proposal was withdrawn based on the Company's analysis of votes submitted to date. The Company notes that it still has in excess of 80,000,000 shares that are authorized and not yet issued, allowing it ample flexibility and access to the equity markets if needed.  There is no immediate or near-term impact to the Company’s business or operations as a result of the withdrawal of this proposal, and the withdrawal of the proposal has no effect on any of the other proposals or matters set forth in the Company’s definitive proxy statement for the 2012 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust
(Registrant)

Date: May 9, 2012	/s/ George A. Schmidt George A. Schmidt Executive Vice President of Development, General Counsel & Secretary